Exhibit 99.1

5880 Pacific Center Blvd, San Diego, CA 92121 858-373-1600 www.infosonics.com

Contact:

Jeffrey A. Klausner	John Mills or Allyson Pooley
Chief Financial Officer	Integrated Corporate Relations
858-373-1600	310-954-1100
ir@infosonics.com	jmills@icrinc.com or apooley@icrinc.com

INFOSONICS RESPONDS TO PURPORTED CLASS ACTION LAWSUITS

SAN DIEGO, CA, June 16, 2006 – InfoSonics Corporation (AMEX: IFO), one of the fastest growing distributors of wireless handsets in the United States and Latin America, responded to reports that several law firms have purportedly filed class action lawsuits against the Company and certain officers related to the restatement of the Company’s first quarter financial statements.   While at least seven law firms have publicly disseminated press releases over the past few days implying that they have filed lawsuits against InfoSonics Corporation, the Company’s preliminary investigation has revealed that two lawsuits seeking class action status have been filed (by three of the firms that issued press releases this week).  The remaining four law firms that implied in their press releases that they also filed lawsuits had not done so at the time of their releases and the Company has no knowledge that they have since filed actual lawsuits.

The Company believes its actions raised in the lawsuits were appropriate and intends to vigorously defend them.

About InfoSonics Corporation

InfoSonics is one of the fastest growing distributors of wireless handsets and accessories in the United States and Latin America. InfoSonics provides end-to-end handset and wireless terminal solutions for network operators in both the United States and Latin America. These solutions include product approval and certification, light assembly, logistics services, marketing campaigns, warranty services and end user support. For more information please visit http://www.infosonics.com.

Cautionary Statement for the Purpose of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

The matters in this report that are forward-looking statements, including without limitation to statements about future revenues, sales levels, operating income and margins, wireless handset sales, stock-based compensation expense, gain (loss) in value of derivatives, cost synergies, operating efficiencies, profitability, market share and rates of return, are based on current management expectations that involve certain risks which, if realized, in whole or in part, could cause such expectations to fail to be achieved and have a material adverse effect on InfoSonics’ business, financial condition and results of operations, including, without limitation: (1) intense competition, regionally and internationally, including competition from alternative business models, such as manufacturer-to-carrier sales, which may lead to reduced prices, lower sales or reduced sales growth, lower gross margins, extended payment terms with customers, increased capital investment and interest costs, bad debt risks and product supply shortages; (2) inability to secure adequate supply of competitive products on a timely basis and on commercially reasonable terms; (3) foreign exchange rate fluctuations, devaluation of a foreign currency, adverse governmental controls or actions, political or economic instability, or disruption of a foreign market, and other related risks of our international operations; (4) the ability to attract new sources of profitable business from expansion of products or services or risks associated with entry into new markets, including geographies, products and services; (5) an interruption or failure of our information systems or subversion of access or other system controls may result in a significant loss of business, assets, or competitive information; (6) significant changes in supplier terms and relationships; (7) termination of a supply or services agreement with a major supplier or product supply shortages; (8) continued consolidation in the wireless handset carrier market; (9) extended general economic downturn; (10) loss of business from one or more significant customers; (11) customer and geographical accounts receivable concentration risk; (12) rapid product improvement and technological change resulting in inventory obsolescence; (13) future terrorist or military actions; (14) the loss of a key executive officer or other key employees; (15) changes in consumer demand for multimedia wireless handset products and features; (16) our failure to adequately adapt to industry changes and to manage potential growth and/or contractions; (17) future periodic assessments required by current or new accounting standards such as those relating to long-lived assets, goodwill and other intangible assets and expensing of stock options and valuing gain or loss on fair value of derivatives may result in additional non-cash income or expenses; (18) seasonal buying patterns; (19) dependency on Latin American sales; and (20) uncertain political and economic conditions internationally; (21) the impact, if any, of changes in EITF 00-19 or SFAS 133 guidance as it relates to warrants and registration rights; and (22) the resolution of any litigation against the company. Our actual results could differ materially from those anticipated in our forward looking statements.

InfoSonics has instituted in the past and continues to institute changes to its strategies, operations and processes to address these risk factors and to mitigate their impact on InfoSonics’ results of operations and financial condition. However, no assurances can be given that InfoSonics will be successful in these efforts. For a further discussion of significant factors to consider in connection with forward-looking statements concerning InfoSonics, reference is made to Item 1A Risk Factors of InfoSonics’ Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Report on Form 10-Q, as amended; other risks or uncertainties may be detailed from time to time in InfoSonics’ future SEC filings. InfoSonics does not intend to update any forward-looking statements.

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